Exhibit 99.03

Computer Horizons Announces Executive Management Changes

Board Appoints Eric Rosenfeld, Chairman; Dennis J. Conroy, President and Chief Executive Officer;
Brian A. Delle Donne, Chief Operating Officer

MOUNTAIN LAKES, N.J., Oct. 19 -- Computer Horizons Corp. (Nasdaq: CHRZ) today announced that its Board has appointed Eric Rosenfeld as non-executive Chairman of the Board. In addition, the Company named Dennis J. Conroy, President and Chief Executive Officer, and Brian A. Delle Donne, Chief Operating Officer. Mr. Conroy replaces William J. Murphy as President and Chief Executive Officer.

Eric Rosenfeld has served as the managing member of the general partner of Crescendo Partners, L.P., a New York-based investment firm, since 1998. Mr. Rosenfeld was a managing director at CIBC Oppenheimer and its predecessor company for 14 years prior to that. Mr. Rosenfeld is currently and has been on the boards of several other technology related companies.

Dennis Conroy served in various leadership roles at management consulting firms, bringing 30 years of management and leadership experience to Computer Horizons. From 1998 through 2003, Mr. Conroy held various leadership positions, including membership in Price Waterhouse Coopers’ North American Executive Leadership Team, and CEO of PWC’s West Business Unit. Prior to joining Price Waterhouse Coopers, Mr. Conroy served as vice president of Booz/Allen/Hamilton, Inc.’s communications and technology practice, as well as managing partner of the National Information -- Communications Industry Practice at Coopers & Lybrand.

Brian Delle Donne brings significant turnaround and mergers and acquisitions experience to Computer Horizons. Mr. Delle Donne served as Chief Operating Officer of RCM Technologies, Inc., a professional services company delivering IT and engineering solutions to solve client business challenges, since 1998. Mr. Delle Donne was also president of Knight Facilities Management, a subsidiary of a privately-held global engineering and management consulting firm and a senior vice president at Ogden Projects Inc.

Newly appointed Chairman of the Board, Eric Rosenfeld, commented, “I got involved with Computer Horizons because I believe it is a solid business with strong growth opportunities. I am very confident that with the talented existing employee base and the impressive backgrounds and significant experience that the Board, Dennis and Brian bring to the table, we will work hard to improve operating performance and shareholder value for all CHC shareholders. CHC provides superior service to a very impressive roster of customers and we will see to it that this level of quality is maintained. I am very much looking forward to the coming months and to keeping you informed of our progress.”

About Computer Horizons Corp.

Computer Horizons Corp. (‘CHC’) (Nasdaq: CHRZ) provides professional information technology (IT) services to a broad array of vertical markets, such as financial services, healthcare, pharmaceutical, telecom, consumer packaged goods, as well as the federal government, through its wholly-owned subsidiary, RGII Technologies, Inc.

CHC’s wholly-owned subsidiary, Chimes, uses its proprietary technology to enable its Global 2000 customer base to align and integrate business planning with human resource management across an enterprise’s business functions. For more information on Computer Horizons, visit http://www.computerhorizons.com.

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward- looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements included in this communication are based on information available to Computer Horizons on the date hereof. Computer Horizons undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

Corporate Contacts:
David Reingold	Lauren Felice
Computer Horizons Corp.	Computer Horizons Corp.
(973) 299-4105	(917) 575-7265
dreingol@computerhorizons.com	Lauren_felice@computerhorizons.com